                                                                     EXHIBIT 1.1




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                                2,000,000 Shares

                           -------------------------

                                  Common Stock


                               October  ___, 1997


                             UNDERWRITING AGREEMENT




                            EVEREN Securities, Inc.
                         Ladenburg Thalmann & Co. Inc.
                       The Seidler Companies Incorporated


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


                                2,000,000 Shares

                           -------------------------

                                  Common Stock
                               ($0.01 par value)


                             UNDERWRITING AGREEMENT

                                                               October ___, 1997



EVEREN Securities, Inc.
Ladenburg Thalmann & Co. Inc.
The Seidler Companies Incorporated
         As Representatives of
           the Several Underwriters
c/o EVEREN Securities, Inc.
         77 West Wacker Drive
         Chicago, Illinois 60601-1994

Ladies and Gentlemen:

         American Coin Merchandising, Inc., a Delaware corporation (the "Company"), and the stockholders of the Company listed on Schedule I hereto (collectively referred to as the "Selling Stockholders"), confirm their agreement with each other and the several underwriters listed in Schedule II hereto (the "Underwriters"), for whom EVEREN Securities, Inc., Ladenburg Thalmann & Co. Inc. and The Seidler Companies Incorporated (collectively, the "Representatives") have been duly authorized to act as representatives, as follows:


             1. The Shares. Subject to the terms and conditions set forth in this agreement (the "Agreement"), the Company and the Selling Stockholders propose to sell 2,000,000 shares of the Company's Common Stock, $0.01 par value (the "Common Stock"), to the several Underwriters, of which 1,000,000 of the Company's authorized but unissued shares are to be issued and sold by the Company and an aggregate of 1,000,000 shares are to be sold by the Selling Stockholders. Such 2,000,000 shares of Common Stock proposed to be sold by the Company and the Selling Stockholders are hereinafter referred to as the "Firm Shares." The Selling Stockholders also propose to grant to the Underwriters an option to purchase an aggregate of up to 300,000 additional shares of Common Stock (the "Additional

Shares") if requested by the Underwriters as provided in Section 3 hereof. The Firm Shares and the Additional Shares are herein collectively called the "Shares."

         The Company and each of the Selling Stockholders hereby confirm their respective agreements with the Underwriters as follows:

             2. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-1 (File No. 333-35947) including a prospectus, relating to the Shares, and certain amendments to such registration statement. The registration statement, as amended at the time when it became or becomes effective, including all financial schedules and exhibits thereto and all of the information (if any) deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A under the Act ("Rule 430A"), is hereinafter referred to as the "Registration Statement"; the prospectus in the form first provided to the Underwriters by the Company in connection with the offering and sale of the Shares (whether or not required to be filed pursuant to Rule 424(b) under the Act ("Rule 424(b)")) is hereinafter referred to as the "Prospectus," provided that in the event any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares that differs from the Prospectus (whether or not any such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) under the Act), the term "Prospectus" shall refer to the revised prospectus from and after the time it is first provided to the Underwriters for such use; and each preliminary prospectus included in the Registration Statement prior to the time it became or becomes effective is herein referred to as a "Preliminary Prospectus."

             3.  Agreements to Sell and Purchase.  (a)      On the basis of the
representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) the Company agrees to issue and sell to the Underwriters, at a price of $_____ per Share (the "Purchase Price"), 1,000,000 Firm Shares; (ii) each Selling Stockholder agrees to sell to the Underwriters, at the Purchase Price, the number of Firm Shares set forth next to such Selling Stockholder's name on Schedule I; and (iii) each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholders, at the Purchase Price, the aggregate number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. Each of the Underwriters, the Company and the Selling Stockholders agrees that, prior to or simultaneously with the purchase of Additional Shares from the other Selling Stockholders pursuant to Section 4(b) hereof, the Underwriters shall purchase from Selling Stockholders Randall J. Fagundo ("Fagundo") and Abbe M. Stutsman ("Stutsman") pursuant to Section 4(b) hereof all of the Additional Shares to be sold by Fagundo and Stutsman; provided that the foregoing purchase priorities shall not apply to the extent Fagundo or Stutsman, as the case may be, are in breach of their obligations to sell Additional Shares to the Underwriters pursuant to this Agreement.

         (b) On the basis of the representations and warranties contained in this Agreement, and subject to the terms and conditions hereof, (i) each Selling Stockholder agrees to sell to the Underwriters, at the Purchase Price, the number of Additional Shares set forth next to such Selling Stockholder's name on Schedule I (such that the Selling Stockholders together agree to so sell an aggregate of up to 300,000 Additional Shares); and (ii) the Underwriters shall have the right to purchase, severally and not jointly, from time to time as provided in Section 4(b) below, up to an aggregate of up to 300,000 Additional Shares at the Purchase Price. Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter, severally and not jointly, agrees to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II bears to the total number of Firm Shares.

         (c) The Company is advised by you that the Underwriters propose to make a public offering of their prospective portions of the Shares as soon after the Registration Statement and this Agreement become effective as in your judgment is advisable. The Company is further advised that the Underwriters propose to offer the Shares to the public initially at $_____ per share and to certain dealers selected by you at a price that represents a concession not in excess of $____ a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession not in excess of $____ a share, to any Underwriter or to certain other dealers. The Company is further advised that after the initial public offering, the price to the public, the concession and the discount to dealers may be changed.

         (d) For a period of 90 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1)(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction described in subclause (a) or (b) of this clause (1) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise); or (2) publicly disclose its intention to make or enter into any such offer, pledge, sale, contract, purchase, grant, transfer, disposition or transaction described in clause (1); provided, however, that the foregoing clauses (1) and (2) shall not apply to the transactions expressly contemplated hereby and the granting of options for shares of Common Stock and involving the Shares the sales of shares of

Common Stock to the Company's directors, officers or employees pursuant to the exercise of options under the Company stock plans described in the Prospectus.

         (e) For a period of 90 days from the date this Agreement becomes effective, the Company will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters, file a registration statement relating to shares of capital stock (including the Common Stock) or securities convertible into or exercisable or exchangeable for, capital stock or warrants, options or rights to purchase or acquire, capital stock, with the exception of the filing of Registration Statements on Form S-8 with respect to the Company stock plans described in the Prospectus.

         (f) For a period of 270 days (180 days in the case of Fagundo and Stutsman) from the date this Agreement becomes effective, each Selling Stockholder agrees that he or she will not, without the prior written consent of EVEREN Securities, Inc. on behalf of the Underwriters (1)(a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock (whether any such transaction described in subclause (a) or (b) of this clause (1) is to be settled by delivery of Common Stock or such other securities, in cash or otherwise); or (2) publicly disclose his or her intention to make or enter into any such offer, pledge, sale, contract, purchase, grant, transfer, disposition or transaction described in clause (1); provided, however, that the foregoing clauses (1) and (2) shall not apply to the transactions expressly contemplated hereby involving the Shares or to transfers of Common Stock to partnerships, limited liability companies, trusts or similar entities organized for the exclusive benefit of family members of Selling Stockholders for financial and estate planning purposes so long as (x) any transferee that receives Common Stock as a result of such transfer shall agree, in writing delivered to EVEREN Securities, Inc. prior to such transfer, to be bound by the restrictions set forth in this Agreement and (y) shall be capable of being, and shall in fact be, so bound.

             4.  Agreements of the Company and the Selling Stockholders as to
Delivery and Payment.   The Company and each Selling Stockholder agrees with
each Underwriter that:

                     (a) Delivery to the Underwriters of and payment for the Firm Shares shall be made at 10:00 A.M., New York City time, on the third full business day (such time and date being referred to as the "Closing Date") following the date of the initial public offering of the Firm Shares pursuant to this Agreement as advised to you by the Company, at such place as you shall designate.

                     (b) Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at such place as the

         Representatives shall designate, at 10:00 A.M., New York City time, on such date or dates (individually, an "Option Closing Date" and collectively, the "Option Closing Dates"), which may be the same as the Closing Date but shall in no event be earlier than the Closing Date, as shall be specified in a written notice from the Representatives to the Company of the Underwriters' determination to purchase a number, specified in said notice, of Additional Shares.
         Any such notice may be given at any time within 30 days after the date of this Agreement. In connection with any such purchase of Additional Shares, each of the Underwriters, the Company and the Selling Stockholders acknowledge and agree that (i) the Underwriters shall purchase Additional Shares from the Selling Stockholders according to the priorities set forth in Section 3 above (if applicable), and (ii) an Option Closing Date may be after the expiration of 30 days after the date of this Agreement.

                     (c) The Company and the Selling Stockholders shall deliver, against payment of the Purchase Price for the Shares so purchased, such Shares in the form of one or more permanent global securities in definitive form deposited with Norwest Bank Minnesota, N.A. (the "Transfer Agent") acting as custodian for The Depositary Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Payment of the Purchase Price for such Shares shall be made by the Underwriters to the Company or the Selling Stockholders (as the case may be), by wire transfer in federal or same day funds, against delivery of such Shares to the Transfer Agent as custodian for DTC.

             5.  Further Agreements of the Company and the Selling
Stockholders.

         (I) The Company covenants and agrees with each Underwriter that:

                     (a) it will, if the Registration Statement has not heretofore become effective under the Act, file an amendment to the Registration Statement or, if necessary pursuant to Rule 430A under the Act, a post- effective amendment to the Registration Statement, as soon as practicable after the execution and delivery of this Agreement, and will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective at the earliest possible time; and the Company will comply fully and in a timely manner with the applicable provisions of Rule 424(b) and Rule 430A under the Act;

                     (b) it will advise you promptly and, if requested by you, confirm such advice in writing, (i) when the Registration Statement has become effective, if and when the Prospectus is sent for filing pursuant to Rule 424 under the Act and when any post-effective amendment to the Registration Statement becomes effective, (ii) of the receipt of any comments from the Commission that relate to the Registration Statement or requests by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the

         Commission of any stop order suspending the effectiveness of the Registration Statement, or of the suspension of qualification of the Shares for offering or sale in any jurisdiction, or the initiation or, to the best knowledge of the Company, threat of any proceedings for such purpose by the Commission or any state securities commission or other regulatory authority, and (iv) of the happening of any event or information becoming known during the period referred to in paragraph
         (e) below that makes any statement of a material fact made in the Registration Statement untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) in order to make the statements therein not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein, not misleading; if at any time the Commission shall issue or institute proceedings (or threaten to institute any such proceedings) to issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue or institute proceedings (or threaten to institute proceedings) to issue an order suspending the qualification or exemption of the Shares under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                     (c) it will furnish to you without charge one signed copy of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits filed therewith, and will furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request;

                     (d) it will not file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or make any supplement to the Prospectus of which you shall not previously have been advised and provided a copy a reasonable period of time prior to the filing thereof or to which you or your counsel shall reasonably object; and it will prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or supplement to the Prospectus that may be necessary or advisable in connection with the distribution of the Shares by you in your or your counsel's opinion, and will use its best efforts to cause the same to become effective as promptly as possible;

                     (e) promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as a prospectus is required by the Act to be delivered in connection with the sales by an underwriter or a dealer (in the opinion of your counsel), it will furnish to each Underwriter and dealer without charge as many copies of the Prospectus (and any amendment or supplement of the Prospectus) as such Underwriter or dealer may reasonably request for the purposes contemplated by the Act; the Company consents to the use of the Prospectus and any amendment or supplement thereto by any Underwriter or any dealer, both in connection with the offering or sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection therewith;

                     (f) if during the period specified in paragraph (e) any event shall occur or information become known as a result of which in the opinion of your counsel it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances existing as of the date the Prospectus is delivered to a purchaser, not misleading, or it is necessary to amend or supplement the Prospectus to comply with any law, it will forthwith prepare and, subject to paragraph 5(d) above, file with the Commission at the sole expense of the Company an appropriate amendment or supplement to the Prospectus so that the statements of any material facts in the Prospectus, as so amended and supplemented, will not in light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and it will furnish to the Underwriters and to such dealers as the Underwriters shall specify, at the sole expense of the Company, such number of copies thereof as such Underwriters or dealers may reasonably request;

                     (g) Without limiting the generality of the foregoing clause (f), the Company acknowledges and agrees that if, prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, the Company incurs any liability or obligation, direct or contingent, or enters into any material transaction, or otherwise takes any action or experiences any change in situation or circumstances which may render the Prospectus (as it then exists) misleading, the Company shall (i) promptly notify EVEREN Securities, Inc. in writing of such event, such notice to explain the nature and scope of such event in reasonable detail insofar as possible, and (ii) forthwith prepare and, subject to paragraph 5(d) above, file with the Commission at the sole expense of the Company an appropriate amendment to the Registration Statement or supplement to the Prospectus, and (iii) at the sole expense of the Company, reproduce and distribute such amendment or supplement to such persons or institutions as EVEREN Securities, Inc. shall request;

                     (h) prior to any public offering of the Shares, it will cooperate with you and counsel for the Underwriters in connection with the filing of notices of the offer and sale of the Shares by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request (provided, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action which would subject it to general consent to service of process in any jurisdiction in which it is not now so subject);

                     (i) it will not acquire any capital stock of the Company prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the exercise in full or termination or expiration of the option to purchase the Additional Shares, except in either case as contemplated by the Prospectus;

                     (j) no later than the 90th day after then end of the Company's fourth fiscal quarter beginning after the date of this Agreement, the Company will make generally available to its security holders and furnish to the Underwriters (i) a copy of its Form 10K for its fiscal year ended with such quarter, or (ii) an earnings statement covering a period of at least 12 months beginning after the "effective date" (as defined in Rule 158 under the Act) of the Registration Statement (but in no event commencing later than 90 days after such date) that will satisfy the provisions of Section 11(a) of the Act and Rule 158 thereunder;

                     (k) during the period of five years after the date of this Agreement, it will furnish to you a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange or the National Association of Securities Dealers, Inc. ("NASD"); (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) as soon as available, such other publicly available information concerning the Company as you may reasonably request;

                     (l) whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective as to all of its provisions or is terminated, to pay all costs, fees, expenses and taxes incident to the performance by the Company of its obligations hereunder, including (i) the preparation, printing, filing and distribution under the Act of the Registration Statement (including financial statements and exhibits), each preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e) above of this Section 5, (ii) the word processing, reproduction and distribution of the Blue Sky Survey and any related memoranda, correspondence and other documents prepared and delivered by the Underwriters or their counsel (including in each case any disbursements of counsel for the Underwriters relating to such preparation and delivery), (iii) the filing of notices of the offer and sale of the Shares by the several Underwriters and by dealers under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such filings), (iv) the filings and clearance with the NASD in connection with the offering and sale of the Shares (but excluding the fees, but not disbursements, of counsel for the Underwriters relating to such filings and clearance), (v) the listing of the Shares on the Nasdaq National

         Market ("Nasdaq Stock Market") to the extent not already so listed,
         (vi) furnishing such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments and supplements thereto as may reasonably be requested for use in connection with the offering or sale of the Shares by the Underwriters or by dealers to whom the Shares may be sold, (vii) obtaining the opinions to be provided pursuant to Sections 8(f) and 8(g) of this Agreement and (viii) the performance by the Company of all of its other obligations under this Agreement; if the sale of the Shares provided for herein is not consummated because the Underwriters exercise their right to terminate this Agreement pursuant to Section 9 hereof and any of the following have occurred during the term of this
         Agreement: (a) there has been any material adverse change in the condition (financial or otherwise), earnings, affairs or business of the Company, or any event or events that could reasonably be expected to result in such a material adverse change, (b) the Company or any of the Selling Stockholders shall refuse or be unable to comply with any provision hereof (except as the result of a breach of this Agreement by the Underwriters), the Company will promptly reimburse the Underwriters upon demand for all reasonable out-of-pocket expenses (including the fees and disbursements of counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of Shares;

                     (m) it will use all of the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus;

                     (n) if, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A, then immediately following the execution and delivery of this Agreement, it will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b), copies of an amended prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended prospectus), containing all information so omitted;

                     (o) it will cause the Shares to be listed, subject to notice of issuance or sale, on the Nasdaq Stock Market; it will comply with all registration, filing and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") and the Nasdaq Stock Market; and

                     (p) it will use its best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.

         (II) Each Selling Shareholder covenants and agrees with each Underwriter and the Company that:

                     (a) he or she will advise you promptly and, if requested by you, confirm such advice in writing, of the happening of any event or information becoming known during the period referred to in paragraph (e) above that makes any statement of a material fact made in the Registration Statement with respect to his or her ownership of Shares untrue or that requires the making of any additions to or changes in the Registration Statement (as amended or supplemented from time to time) with respect to his or her ownership of Shares in order to make the statements therein with respect to his or her ownership of Shares not misleading or that makes any statement of a material fact made in the Prospectus (as amended or supplemented from time to time) untrue or that requires the making of any additions to or changes in the Prospectus (as amended or supplemented from time to time) in order to make the statements therein with respect to his or her ownership of Shares, not misleading;

                     (b) he or she will cooperate with you and counsel for the Underwriters in connection with the filing of notices for offer and sale of the Shares by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request;

                     (c) he or she will reimburse the Company for a portion of the Company's costs and expenses described in clause (l) above (including reimbursement by the Company of certain costs and expenses incurred by the Underwriters) pro rata in proportion to the number of Shares being sold by him or her in the Offering;

                     (d) prior to or contemporaneously with the execution of this Agreement, he or she will (i) execute and deliver a custody agreement, power of attorney, stock power, stockholder certificate, payment authorization and such other documents as may reasonably be required by the Company or the Underwriters in connection with the sale of Shares by the Selling Stockholders pursuant hereto, and (ii) deliver the certificates evidencing all of the Shares to be sold by him or her pursuant to this Agreement, duly endorsed in blank, into the custody of the Transfer Agent to hold pending the consummation of the transactions contemplated hereby; and

                     (e) he or she will use his or her best efforts to do and perform all things required to be done and performed under this Agreement by it prior to or after the Closing Date or any Option Closing Date, as the case may be, and to satisfy all conditions precedent to the delivery of the Shares.


             6.  Representations and Warranties.

                     (a) the Company represents and warrants to each Underwriter as of the date hereof, the Closing Date and each Option Closing Date that:

                          (i) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus relating to the proposed offering of the Shares nor instituted or threatened any proceedings for that purpose. The Registration Statement, on the date it became or becomes effective, each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date conformed or will conform with the requirements of the Act. The Registration Statement, on the date it became or becomes effective, did not or will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Each Preliminary Prospectus, on the date of the filing thereof with the Commission, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (or if not filed, on the date provided by the Company to the Underwriters in connection with the offering and sale of the Shares) and at the Closing Date and each Option Closing Date did not and will not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing shall not apply to statements in or omissions from the Registration Statement and the Prospectus made or omitted in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use therein. The Company and the Selling Stockholders hereby acknowledge for all purposes under this Agreement that the written information furnished to the Company by or on behalf of the Underwriters for use in the preparation of the Registration Statement or the Prospectus or any amendment or supplement thereto ("Underwriters' Information") consists only of (A) the statements set forth under the caption "Underwriting" in the Prospectus, and (B) the stabilization and passive market- making legends on the gate-fold of the Prospectus and (C) footnotes 1 and 3 and the last paragraph of text on the cover page of the Prospectus.

                          (ii) The Company has been duly incorporated and is a validly existing corporation in good standing under the laws of Delaware, with full corporate power and authority to own or lease its properties and assets and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business or the ownership or leasing of property requires such qualification, except where the failure to be so qualified, either individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), business, assets, prospects, net worth or results of operations of the Company taken as a whole (a "Material Adverse Effect"). Other than ACMI Canada, Inc., a Colorado corporation ("ACMI Canada"), the Company has no subsidiaries and has never had a subsidiary. All of the issued and outstanding capital stock of ACMI Canada is owned directly by the Company. ACMI Canada does not now conduct, and never has conducted, any business and does not now own, and never has owned, any material assets.

                          (iii) The capitalization of the Company is, and upon consummation of the transactions contemplated hereby will be, as set forth in the Registration Statement and the Prospectus under the caption "Capitalization." All of the outstanding shares of capital stock of the Company have been duly authorized and are validly issued, are fully paid and non-assessable and conform to the description thereof in the Registration Statement and the Prospectus and were not issued in violation of any preemptive rights or other rights to subscribe for or purchase securities. Except as set forth in the Registration Statement and the Prospectus with respect to the Option Plan and Directors' Plan (as defined in the Prospectus) and the 125,000 shares of Common Stock issuable upon the exercise of those certain warrants described in clause (ii) of footnote 1 under the caption "Capitalization" in the Prospectus (the "Warrants"), no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding. The description of the Option Plan, the Directors' Plan, the Warrant and the other options or rights granted and exercised thereunder, as set forth in the Registration Statement and the Prospectus, accurately and fairly presents the information required to be shown under the Act with respect to such options, warrants and rights.

                          (iv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as described therein, (A) the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the ordinary course of business, (B) the Company has not purchased any of its outstanding capital stock or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock or otherwise and
                 (C) there has not been any material adverse change in the Company's condition (financial or otherwise), business, affairs, prospects or results of operations or any material change in the Company's capital stock, short-term debt or long-term debt.

                          (v) The Shares to be sold by the Company pursuant to this Agreement have been duly and validly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description thereof contained in the Prospectus.

                          (vi) This Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except (i) as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general equity principles, and (ii) that rights to indemnity or contribution hereunder may be limited by federal or state laws or the public policy underlying such laws.

                          (vii) The Company is not in violation of its Certificate of Incorporation or by-laws. The Company is not in violation of or in breach of or in default in (nor has any event occurred that with notice or lapse of time, or both, would be a breach of or a default in) the performance of any obligation, agreement or condition contained in any agreement, lease, contract, permit, license, franchise agreement, mortgage, loan agreement, debenture, note, deed of trust, bond, indenture or other evidence of indebtedness or any other instrument or obligation (collectively, "Obligations and Instruments") by which it or any of its properties or assets is bound or affected (except for such contraventions or defaults as would not, individually or in the aggregate, have a Material Adverse Effect). The Company is not in violation of any statute, judgment, decree, order, Rule or regulation (collectively, "Laws") applicable to the Company or any of its properties or assets that, alone or together with other violations of Laws, would result in a Material Adverse Effect. The Company has not been charged with and, to the best knowledge of the Company (it being understood that, for the purposes of this Agreement, the "knowledge" of the Company includes the actual knowledge of Jerome M. Lapin, W. John Cash, Randall J. Fagundo and Abbe M. Stutsman), is not under investigation with respect to any material violation of any such Laws. To the best knowledge of the Company, no other party under any contract or other agreement to which the Company is a party is in material default thereunder except for such defaults as would not, individually or in the aggregate, result in a Material Adverse Effect.

                          (viii) The execution, delivery and performance of this Agreement and delivery of the Shares by the Company and compliance by the Company with all the provisions hereof and the consummation of the transactions contemplated hereby and as described in the Prospectus under the caption "Use of Proceeds" will not, alone or upon notice or the passage of time or both (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body or third party (except such as may be required under the Act and the securities or Blue Sky laws of the various states or by the NASD), (B) result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company pursuant to the terms and provisions of any Obligation or Instrument, (C) conflict with or constitute a breach or default under any Obligation or Instrument to which the Company is a party or by which the Company or any of its properties or assets is bound, (except for such conflicts, breaches or defaults as would not, individually or in the aggregate, have a Material Adverse Effect), or (D) assuming compliance with the Act and all applicable state securities or Blue Sky laws, violate or conflict with any Laws applicable to the Company or any of its properties or assets (except for such violations or conflicts as could not, individually or in the aggregate, have a Material Adverse Effect). No action, suit or proceeding before any court or arbitrator or any governmental body, agency or official (domestic or foreign) is pending against or, to the knowledge of the Company, threatened against the Company, that, if adversely determined, could reasonably be expected to in any manner invalidate this Agreement.

                          (ix) Except as set forth in the Prospectus, there is no action, suit, proceeding, inquiry or investigation, governmental or otherwise before any court, arbitrator or governmental agency or body (collectively, "Proceedings") pending to which the Company is a party or to which any of its properties or assets are subject, that, if determined adversely to the Company, might, individually or in the aggregate, result in a Material Adverse Effect, or that might materially and adversely affect the properties or assets thereof, or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of any of the Shares to be sold hereunder, and, to the best knowledge of the Company after due inquiry of appropriate Company personnel, no such Proceedings are threatened. There is no contract, document, agreement or transaction to which the Company is a party, or that (to the Company's knowledge) involved or involves the Company or any of its properties or assets that are required to be described in or filed as exhibits to the Registration Statement or the Prospectus by the Act that have not been so described or filed. No action has been taken with respect to the Company, and, to the best knowledge of the Company, no statute, Rule or regulation or order has been enacted, adopted or issued by any governmental agency that suspends the effectiveness of the Registration Statement, prevents or suspends the use of any Preliminary Prospectus or the Prospectus or suspends the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof. No injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued with respect to the Company that might prevent the issuance of the Shares, in any manner invalidate this Agreement, suspend the effectiveness of the Registration Statement, prevent or suspend the use of any Preliminary Prospectus or the Prospectus or suspend the sale of the Shares in any jurisdiction referred to in Section 5(g) hereof. Every request of the Commission, or any securities authority or agency of any jurisdiction, for additional information (to be included in the Registration Statement or the Prospectus or otherwise) has been complied with in all material respects.

                          (x) The Company has not violated any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended or the rules and regulations promulgated thereunder or similar foreign laws, that, in each case or in the aggregate, might result in a Material Adverse Effect. None of the property leased by the Company is contaminated with any waste or hazardous substances (except that certain leased locations may contain asbestos or certain cleaning materials, the presence of which will not result in a Material Adverse Effect), nor may the Company be deemed an "owner or operator" of a "facility" or "vessel" that owns, possesses, transports, generates, discharges or disposes of a "hazardous substance" as those terms are defined in Section 9601 of the Comprehensive Response Compensation and Liability Act of 1980, U.S.C. Section 9601 et seq. (except that the Company disposes in the ordinary course of its business ordinary household products that may be classified as or contain "hazardous substances". The disposal of such products (A) is in material compliance with all applicable laws as of the date hereof and
                 (B) has not and will not result in a Material Adverse Effect).

                          (xi) The Company has such permits, licenses, franchises and authorizations of governmental or regulatory authorities or third parties ("Permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its properties and assets and to conduct its businesses, except where such failures to have any such Permit which would not, individually or in the aggregate, have a Material Adverse Effect. The Company has fulfilled and performed all of its material obligations with respect to such Permits and no event has occurred that allows, or after notice or lapse of time, or both would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit. Except as described in the Prospectus, such Permits contain no restrictions that are materially burdensome to the Company.

                          (xii) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" or (to the Company's best knowledge) a company

                 "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act").

                          (xiii)  Except as otherwise set forth in the
                 Prospectus, the Company has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions (except liens for taxes not yet due and payable) to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company is a party are subsisting, valid and binding and no default of the Company or, as applicable, any of the Selling Stockholders or their respective affiliates or, to the best knowledge of the Company and the Selling Stockholders, any other person has occurred or is continuing thereunder that might result in a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all such leases to which the Company is a party as lessee with such exceptions as do not materially interfere with the use made thereof by the Company.

                          (xiv) The Company maintains reasonably adequate insurance for the conduct of its business in accordance with prudent business practices (and the insurance maintained by retailers generally) with reputable third-party insurers.

                          (xv) The Company is not in violation of any foreign, Federal, state or local law relating to discrimination in the hiring, promotion or pay of employees nor any applicable foreign, Federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder ("ERISA") or similar foreign laws, the violation of which in each case or in the aggregate would result in a Material Adverse Effect. No "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) which in each case or in the aggregate would result in a Material Adverse Effect. The Company has not incurred any material liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended.

                          (xvi) Except as disclosed in the Registration Statement and the Prospectus, no labor dispute with the employees of the Company exists, or to the best knowledge of the Company, is imminent, that could result in a Material Adverse Effect. The Company does not know of any existing or imminent labor disturbance by the employees of any of its principle suppliers, customers, manufacturers or contractors that could reasonably be expected to result in a Material Adverse Effect.

                          (xvii) To the best knowledge of the Company, KPMG Peat Marwick LLP is an independent public accounting firm with respect to the Company as required by the Act.

                          (xviii) The financial statements of the Company,
                 together with related notes of the Company included in the Registration Statement and the Prospectus, are accurate and present fairly the financial position, results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made and any unaudited financial statements have been prepared on a basis substantially consistent with that of the audited financial statements included in the Registration Statement and the Prospectus. The summary and selected financial and operating data included in the Registration Statement and the Prospectus presents fairly the information shown therein and have been compiled on a basis consistent with the audited and any unaudited financial statements, as the case may be, included therein. The pro forma information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with GAAP and the Commission's rules and guidelines with respect to pro forma financial statements and other pro forma information, and has been properly compiled on the pro forma basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

                          (xix) No holder of any security of the Company has any right to require inclusion of any such security in the Registration Statement (except for the holder of the Warrants which did not perfect its registration rights after due notice from the Company). There are no preemptive rights with respect to the offering being made by the Prospectus.

                          (xx) The Company has filed or caused to be filed, or has properly filed extensions for, all foreign, federal, state and local income, value added and franchise tax returns and has paid all taxes and assessments shown thereon as due, except for such taxes and assessments as are disclosed or adequately reserved against and that are being contested in good faith by appropriate proceedings, promptly instituted and diligently conducted. All material tax liabilities are adequately provided for on the books of the Company, and there is no material tax deficiency that has been or might be asserted against the Company that is not so provided for. During the time the Company has elected to be treated as an "S" Corporation under the Internal Revenue Code, as amended from time to time (the "Code"), and any applicable state law, the Company's election of such status was validly made, and at all times until October 12, 1995 the Company qualified continuously for treatment as an S Corporation under the Code. Prior to October 12, 1995, the Company never (A) was an ineligible corporation as defined in Section 1361(b)(2) of the Code (i.e., the Company never was (1) a member of an affiliated group (determined under Code Section 1504 without regard to the exceptions contained in subsection (b) thereof,
                 (2) a financial institution to which Code section 585 applies (or would apply but for subsection (c) thereof) or to which Code section 593 applies, (3) an insurance company subject to tax under subchapter L of the Code, (4) a corporation to which an election under Code Section 936 applies, or (5) a DISC or former DISC); (B) had more than 35 stockholders; (C) had as a stockholder (other than an estate and other than domestic trusts described in Code section 1361(c)(2), including a domestic qualified Subchapter S trust) a person who is not an individual; (D) had a nonresident alien as a stockholder; or
                 (E) had more than one class of stock outstanding or authorized or issued debt convertible into capital stock or debt on which the payment of interest is contingent on profits of the Company or on the Company's discretion. Prior to October 12, 1995, there was no agreement to redeem or purchase stock of the Company at the time of a stockholder's death, divorce, disability or termination of employment (such as buy-sell agreements among the stockholders or similar option arrangements) that establishes a purchase price that, at the time the agreement was entered into, was significantly in excess of or below the fair market value of the stock of the Company. A Form 2553 was properly completed and filed with the Internal Revenue Service within the 15th day of the 3rd month of the Company's first taxable year; and such Form 2553 was signed by a duly-authorized signatory of the Company's Form 1120S and all stockholders of the Company (including all spouses of the stockholders) consented to the Company's S corporation election by duly executing the Form 2553 filed with the Internal Revenue Service. The Selling Stockholders have no claims against the Company with respect to taxes paid by them on the Company's income during the time the Company elected to receive "S" corporation treatment under the Code.

                          (xxi) The Company owns or possesses, or can acquire on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, "Patents and Proprietary Rights") currently employed by it in connection with the business it now operates except where the failure to so own, possess or acquire such Patents and Proprietary Rights would not have a Material Adverse Effect. The Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent or Proprietary Rights that, if the subject of any unfavorable decision, ruling or finding, singly or in the aggregate, could result in a Material Adverse Effect.

                          (xxii) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or that might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                          (xxiii) Neither the Company nor, to the best
                 knowledge of the Company and the Selling Stockholders, any employee or agent of the Company has made any payment of funds of the Company or received or retained any funds in violation of any law, Rule or regulation (including, without limitation, the Foreign Corrupt Practices Act) or of a character required by the Act to be disclosed in the Prospectus. The Company has not, at any time during the past five years, (1) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (2) made any unlawful payment to state, federal or foreign government officer or officers, or other person charged with similar public or quasi-public duty.

                          (xxiv) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability,
                 (iii) access to assets is permitted only in accordance with management's authorization, and (iv) the recorded accountability for inventory is compared with the existing inventory at reasonable intervals and appropriate action is taken with respect to any differences.

                          (xxv) There is no material contract, document, agreement, transaction or relationship of a character required by the Act to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

                          (xxvi) Other than as contemplated in this Agreement, the Company has not incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                          (xxvii) The Company has been subject to the
                 requirements of Section 12 or 15(d) of the Exchange Act and has filed in a timely manner all reports and other the material required to be filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act since October 12, 1995 and, if the Company has used Rule 12b-25(b) under the Exchange Act with respect to a report or a portion of any such report, that report or portion thereof has actually been filed within the time period prescribed by that rule. All such reports and other materials filed pursuant to the Exchange Act were, at the time of their filing, complete and accurate in all material respects.

                          (xxviii) The Company has not, since the end of its
                 last fiscal year for which certified financial statements of the Company were included in a report filed pursuant to
                 Section 13(a) or 15(d) of the Exchange Act: (a) failed to pay any dividend or sinking fund installment on preferred stock; or (b) defaulted (i) on any installment or installments of indebtedness for borrowed money, or (ii) on any rental on one or more long term leases which defaults in the aggregate are material to the financial position of the Company.

                 (b) Each Selling Stockholder severally, but not jointly, represents and warrants to, and agrees with, the Underwriters and the Company that:

                          (i) Such Selling Stockholder has all requisite power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters the Shares to be sold by such Selling Stockholder hereunder in accordance with the terms of this Agreement. This Agreement has been duly executed and delivered by such Selling Stockholder and constitutes and will constitute the legal, valid and binding obligation of such Selling Stockholder enforceable against such Selling Stockholder in accordance with its terms, except
                 (i) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the creditors' rights generally and by general equity principles and (ii) that rights to indemnity or contribution hereunder may be limited by federal or state laws or the public policy underlying such laws.

                          (ii) Certificates in negotiable form, endorsed in blank or accompanied by blank stock powers duly executed, with signatures appropriately guaranteed, representing the Shares to be sold by such Selling Stockholder hereunder have been deposited with the Transfer Agent for the purpose of delivery pursuant to this Agreement. Such Selling Stockholder agrees that each of the Shares represented by the certificates on deposit with the Transfer Agent is subject to the interests of the Underwriters hereunder, that the arrangements made for such custody and that the obligations of such Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement, by any act of such Selling Stockholder, by operation of law or otherwise, whether in the case of a trust or estate which is a Selling Stockholder by the death of the trustee or trustees or the executor or executors or any beneficiary or the termination of such trust or estate, or in the case of a foundation which is a Selling Stockholder by its liquidation or dissolution or by the occurrence of any other event. If any trustee, executor or beneficiary should die or become incapacitated or any such trust should be terminated, or if any foundation Selling Stockholder shall liquidate or dissolve, or if any other event should occur, before the delivery of such Shares hereunder, the certificates for such Shares deposited with the Transfer Agent shall be delivered by the Transfer Agent in accordance with the respective terms and conditions of this Agreement as if such death, incapacity, termination, liquidation or dissolution or other event had not occurred, regardless of whether or not the Transfer Agent shall have received notice thereof.

                          (iii) Such Selling Stockholder is the lawful record and beneficial owner of the Shares to be sold by such Selling Stockholder hereunder. Upon sale and delivery of, and payment for, such Shares, as provided herein, such Selling Stockholder will convey good and marketable title to such Shares, free and clear of any security interests, liens, encumbrances, equities, claims, options, rights of third parties or other defects.

                          (iv) Such Selling Stockholder has reviewed the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Registration Statement, and the information regarding such Selling Stockholder set forth therein under the caption "Principal and Selling Stockholders" is complete and accurate.

                          (v) The sale by such Selling Stockholder of Shares pursuant hereto is not prompted by any adverse information concerning the Company that is not set forth in the Registration Statement or the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares pursuant to the distribution contemplated by this Agreement and, other than as permitted by the Act, such Selling Stockholder has not distributed, nor will such Selling Stockholder distribute, any prospectus or other offering material in connection with the offering and sale of the Shares.

                          (vi) The sale of the Shares to the Underwriters by such Selling Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state and foreign Blue Sky laws and, if the Registration Statement is not effective under the Securities Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Securities Act and the Exchange Act, or (B) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder or any of such Selling Stockholder's properties are bound, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder.

                          (vii) None of the Selling Stockholders nor any trustee or beneficiary of the Selling Stockholders is affiliated as a director, officer, partner, stockholder, or otherwise with any securities broker or dealer which is a member of the NASD or any other organization that owns or controls any member of the NASD.

                 (c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty made by the Company to each Underwriter as to the matters covered thereby and shall be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein; and any certificate signed by any Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall also be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby and shall also be deemed incorporated herein in its entirety and shall be effective as if such representation and warranty were made herein.

             7.  Indemnification.

                 (a) The Company agrees and, subject to Section 7(e) below, the Selling Stockholders, severally and not jointly agree, to indemnify and hold harmless each of the Underwriters and each person, if any, who controls each of the Underwriters within the meaning of
         Section 15 of the Act or Section 20 of the Exchange Act (the "indemnified parties") from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A, if applicable, or the Prospectus or any Preliminary Prospectus or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

         provided, however, that neither the Company nor any Selling Stockholder shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or omission made or omitted in reliance upon and in conformity with any of the Underwriters' Information. In addition and without limitation of the foregoing, the Company agrees to indemnify and hold harmless each of the Underwriters and each such indemnified party from and against any and all losses, claims, damages, liabilities and judgments caused by, arising out of, related to or based upon (i) any breach of this Agreement by Selling Stockholders Fagundo or Stutsman, or (ii) any breach of Sections 3(b) or 4(b) of this Agreement by any other Selling Stockholder.

                 (b) In case any action shall be brought against any of the indemnified parties, based upon any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company or any Selling Stockholder, such indemnified parties shall promptly notify the Company (and the Selling Stockholders, care of the Company) in writing (but the failure so to notify shall not relieve the Company or the Selling Stockholders of any liability that they may otherwise have to such indemnified parties under this Section 7 (although the Company's and the Selling Stockholders' liability to an indemnified party may be reduced on a monetary basis to the extent, but only to the extent, they have been prejudiced by such failure on the part of such indemnified party)) and the Company and the Selling Stockholders shall promptly assume the defense thereof, including the employment of counsel satisfactory to such indemnified party and payment of all fees and expenses. The indemnified parties shall each have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified parties unless (i) the employment of such counsel shall have been specifically authorized by the Company, (ii) the Company and the Selling Stockholders shall have failed to assume promptly the defense or to employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified parties and the Company or the Selling Stockholders, and an indemnified party shall have been advised by counsel that there may be one or more legal defenses available to one or more of the indemnified parties that are different from or additional to those available to the Company or the Selling Stockholders (in which case the Company and the Selling Stockholders shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company and the Selling Stockholders shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for the indemnified parties, which firm shall be designated in writing by EVEREN Securities, Inc., and that all such fees and expenses shall be reimbursed promptly as they are incurred). The Company and the Selling Stockholders shall not be liable for any settlement of any such action effected without their written consent, which consent shall not be unreasonably withheld, but if settled with the written consent of the Company and the Selling Stockholders, the Company and the Selling Stockholders agree to indemnify and hold harmless the indemnified parties from and against any and all loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after delivery by registered or certified mail to the proper address for notice to such indemnifying party of the aforesaid request (whether or not such delivery is accepted) and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional and complete release in writing of such indemnified party from any and all liability on claims that are the subject matter of such proceeding, which such settlement shall be in form and substance satisfactory to the indemnified party. The indemnification provided in this Section 7 will be in addition to any liability which the Company and the Selling Stockholders may otherwise have.

                 (c) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Selling Stockholders, the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to the Underwriters but only with reference to information stated in or omitted from the Registration Statement, the Prospectus or any Preliminary Prospectus in reliance upon, and in conformity with, information relating to the Underwriters furnished in writing to the Company by or on behalf of the Underwriters with your consent expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus. In case any action shall be brought against the Company, any of the Selling Stockholders, any of the Company's directors, any such officers or any person controlling the Company based on the Registration Statement, the Prospectus or any Preliminary Prospectus and in respect of which indemnity may be sought against the Underwriters, the Underwriters shall have the rights and duties given to the Company and the Selling Stockholders by Section 7(b) hereof (except that if the Company and the Selling Stockholders shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Selling Stockholders, the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the "indemnified parties" by Section 7(b) hereof.

                 (d) If the indemnification provided for in this Section 7 is for any reason unavailable to an indemnified party or insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided in clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering and sale of the Shares (before deducting expenses) received by the Company and the Selling Stockholders on the one hand, and the total underwriting discounts and commissions received by the Underwriters on the other, bears to the total price to the public of the Shares, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or the alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters or the Selling Stockholders were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and the Selling Stockholders shall not be required to contribute, more in the aggregate than the Maximum Amount (as defined below), net of all amounts reimbursed (for any reason) by the Company or through insurance policies paid for or held by the Company. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligation in this Section 7(d) to contribute are several in proportion to the respective amount of Shares purchased hereunder by each Underwriter and not joint.

                 (e)(i)   The liability of each Selling Stockholder under this
         Section 7, together with any liability for any breach of any representation, warranty, covenant or other provision of this Agreement, shall be limited to the proceeds received by such Selling Stockholder from the sale of such Selling Stockholder's Shares pursuant to this Agreement, net of (A) underwriting discounts and commissions paid by such Selling Stockholder to the Underwriters in connection with such sale, and (B) federal and state income taxes paid by such Selling Stockholder on the proceeds received by such Selling Stockholder as a consequence of such sale. The foregoing limitation for each Selling Stockholder is referred to as the "Maximum Amount."

                 (ii) In addition, the liability of each Selling Stockholder under this Section 7, together with any liability for any breach of any representation, warranty, covenant or other provision of this Agreement, shall be proportional based on the ratio that the number of Shares being sold by such Selling Stockholder bears to the total number of Shares being sold by all Selling Stockholders; provided, however, that with respect to the breach of any representation or warranty in Section 6(b), such liability shall not be so proportional, no Selling Stockholder shall be liable for the breach of any such representation or warranty by any other Selling Stockholder, and each Selling Stockholder shall be liable in full (not to exceed the Maximum Amount) with respect to any breach thereof by such Selling Stockholder.

                 (iii) In addition, in the case of Selling Stockholders Richard D. Jones and The Jones Family Charitable Trust Number 1 (collectively, "Jones") and J. Gregory Theisen ("Theisen"), the liability of such Selling Stockholder under Section 7(a) above shall be limited to information relating to such Selling Stockholder furnished to the Company or the Underwriters by or on behalf of such Selling Stockholder and incorporated into the Registration Statement, the Prospectus or any Preliminary Prospectus.


             8. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the Closing Date and the Additional Shares on any Option Closing Date are subject to the fulfillment of each of the following conditions on or prior to the Closing Date and each Option Closing Date:

                              (a) All the representations and warranties of the
                 Company and the Selling Stockholders contained in this Agreement and in any certificate delivered hereunder shall be true and correct in all material respects on the Closing Date and each Option Closing Date with the same force and effect as if made on and as of the Closing Date or Option Closing Date, as applicable. The Company and the Selling Stockholders shall not have failed at or prior to the Closing Date or Option Closing Date, as applicable, to perform or comply in all respects with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                              (b) If the Registration Statement is not
                 effective at the time of the execution and delivery of this Agreement, the Registration Statement shall have become effective (or, if a post- effective amendment is required to be filed pursuant to Rule 430A under the Act, such post-effective amendment shall have become effective) not later than 9:30 A.M., New York City time, on the date of this Agreement or such later time as you may approve in writing or, if the Registration Statement has been declared effective prior to the execution and delivery hereof in reliance on Rule 430A, the Prospectus shall have been filed as required hereby, if necessary; and at the Closing Date and each applicable Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or, to the best knowledge of the Underwriters, the Company or the Selling Stockholders, threatened by the Commission; every request for additional information on the part of the Commission shall have been complied with to the Underwriters' satisfaction.

                              (c) The legality and sufficiency of the
                 authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters exercising reasonable judgment, and no Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains an untrue statement of material fact, or omits to state a fact that in your opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                              (d) Subsequent to the execution and delivery of
                 this Agreement, there shall not have occurred any material change, or any material development involving a prospective change, in or affecting particularly the business or properties of the Company, whether or not arising in the ordinary course of business, that, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

                              (e) You shall have received an agreement from
                 each of the officers and directors of the Company who are not Selling Stockholders (the "Additional Stockholders"), whereby each such Additional Stockholder agrees to be bound by an agreement to substantially the same effect as the covenants set forth in the last paragraph of Section 3 of this Agreement (the "Lock-Up Agreements"); it being understood that the Lock-Up Agreement relating to certain of such Additional Stockholders may, in the discretion of EVEREN Securities, Inc. on behalf of the Underwriters (i) cover a period of time not to exceed 90 days in the case of John A. Sullivan and James D. Baldwin, 180 days in the case of Jerome M. Lapin and W. John Cash and 270 days in the case of any other Additional Stockholder, or (ii) contain limited exceptions for transactions relating to the satisfaction of personal tax obligations.

                              (f) You shall have received an opinion
                 (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Cooley Godward LLP, legal counsel for the Company and the Selling Stockholders.

                              (g) You shall have received an opinion
                 (satisfactory to you and your counsel) dated the Closing Date or the Option Closing Date, as the case may be, of Hutchinson, Black & Cook, LLC, legal counsel for the Company and the Selling Stockholders.

                              (h) You shall have received an opinion of Irell &
                 Manella LLP, counsel for the Underwriters, dated the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to you.

                              (j) You shall have received, in connection with
                 the execution of this Agreement and on the Closing Date and each Option Closing Date, a "cold comfort" letter from KPMG Peat Marwick LLP, dated as of each such date in form and substance satisfactory to you with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                              (k) You shall have received from the Company a
                 certificate, signed by Jerome M. Lapin and W. John Cash in their capacities as Chief Executive Officer and Chief Financial Officer of the Company, respectively, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable to the effect that:

                                      (i)   such officer does not know of any
                          Proceedings instituted, threatened or contemplated against the Company of a character required to be disclosed in the Prospectus that are not so disclosed; such officer does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed;

                                      (ii)  such officer has carefully examined
                          the Registration Statement and the Prospectus and all amendments or supplements thereto and, in such officer's opinion, such Registration Statement or such amendment as of its effective date and as of the Closing Date, and the Prospectus or such supplement as of its date and as of the Closing Date, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in such officer's opinion, since the effective date of the Registration Statement, no event has occurred or information become known that should have been set forth in an amendment to the Registration Statement or a supplement to the Prospectus which has not been so set forth in such amendment or supplement;

                                      (iii) the representations and warranties
                          of the Company set forth in Section 6(a) of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                                      (iv)  the Commission has not issued an
                          order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the Act.

                          The delivery of the certificate provided for in this
                 subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (iii) and (iv) of this subparagraph to be set forth in said certificate.

                              (l) You shall have received from each Selling
                 Stockholder a certificate, signed by such Selling Stockholder, addressed to the Underwriters and dated the Closing Date or Option Closing Date, as applicable, to the effect that the representations and warranties of the Selling Stockholder set forth in Section 6 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date or the Option Closing Date, as the case may be, and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date.

                              (m) You and Irell & Manella LLP, counsel for the
                 Underwriters, shall have received on or before the Closing Date or the Option Closing Date, as the case may be, such further documents, opinions, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as you and they shall have reasonably requested from the Company.


             9. Effective Date of Agreement, Termination and Defaults. This Agreement shall become effective upon, and shall not be deemed delivered until, the later of (i) execution of this Agreement and (ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

         This Agreement may be terminated at any time prior to the Closing Date and any exercise of the option to purchase Additional Shares may be canceled at any time prior to any Option Closing Date by the Underwriters by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company or the earnings, affairs, management, or business of the Company, or any event or events that could reasonably be expected to result in such a material adverse change (in any such case, whether or not arising in the ordinary course of business) that would, in the Representatives' sole judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States that, in the Representatives' judgment, is material and adverse and would, in the Representatives' judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the Nasdaq Stock Market, or limitation on prices for securities on either such exchange or the Nasdaq Stock Market, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority that in the Representatives' opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company, (v) the declaration of a banking moratorium by either federal or New York, California, Illinois or Colorado state authorities,
(vi) the taking of any action by any Federal, state or local government or agency in respect of its monetary or fiscal affairs that in the Representatives' opinion has a material adverse effect on the financial markets in the United States or (vii) there shall be any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially adversely affects the market for the Shares.

         If on the Closing Date or on any Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, which it has agreed to purchase hereunder on such date, and the aggregate number of Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed, in the aggregate, 10% of the total number of Shares that all Underwriters are obligated to purchase on such date, each non-defaulting Underwriter shall be obligated, in the proportion which the number of Firm Shares set forth opposite its name in
Schedule II hereto bears to the total number of Firm Shares or Additional Shares, as the case may be, that all the non-defaulting Underwriters have agreed to purchase, or in such other proportion as you may specify, to purchase the Firm Shares or Additional Shares, as the case may be, that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date or on the Option Closing Date, as the case may be, any of the Underwriters shall fail or refuse to purchase the Firm Shares or Additional Shares, as the case may be, in an amount that exceeds, in the aggregate, 10% of the total number of the Shares, and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriters, the Company and the Selling Stockholders, except as otherwise provided in this Section 9. In any such case that does not result in termination of this Agreement, either you or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for not longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve a defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

         The indemnity and contribution provisions and other agreements, representations and warranties of the Company, the Selling Stockholders and the Company's officers and directors set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Shares, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any of the Underwriters or by or on behalf of the Company or any Selling Stockholder or the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Shares and payment therefor hereunder or (iii) termination of this Agreement. Notwithstanding any termination of this Agreement, the Company shall be liable for and shall pay all expenses it has agreed to pay pursuant to Section 5.

         Except as otherwise provided, this Agreement has been and is made solely for the benefit of, and shall be binding upon, the Company, the Selling Stockholders, the Underwriters, any indemnified person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Shares from any of the several Underwriters merely because of such purchase.


             10. Effectiveness of Registration Statement. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.


             11. Miscellaneous. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o EVEREN Securities, Inc., 77 West Wacker Drive, Chicago, Illinois 60601-1994, Attention: Syndicate Department, with a copy to Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, Attention: Alvin G. Segel, Esq.; if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at its corporate headquarters with a copy to Cooley

Godward LLP, 2595 Canyon Blvd., Suite 250, Boulder, Colorado  80302, Attention:
James C.T. Linfield, Esq.; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed care of the Company, with a copy to, or in any case to such other address as the person to be notified may have requested in writing.


         THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

         Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholders and the several Underwriters, including you.


                                        Very truly yours,

                                        AMERICAN COIN MERCHANDISING, INC.,
                                        a Delaware corporation


                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

                                        Selling Stockholders:




                                           ------------------------------------


                                           ------------------------------------


                                           ------------------------------------


                                           ------------------------------------



The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.


EVEREN Securities, Inc.

  Acting as Representatives of the
  several Underwriters named in Schedule II.


       By: EVEREN Securities, Inc.


           By:
               -----------------------------
                       Todd Jadwin

                                   SCHEDULE I

                              SELLING STOCKHOLDERS


                                   Number of             Number of
    Selling Stockholder           Firm Shares        Additional Shares
-----------------------------     -----------        -----------------



TOTAL...............................................

                                  SCHEDULE II

                                  UNDERWRITERS


                                                                   NUMBER OF
                                                                  FIRM SHARES
                                                                     TO BE
UNDERWRITER                                                        PURCHASED
-----------                                                       -----------
EVEREN Securities, Inc. . . . . . . . . . . . . . . . . . . . . .

Ladenburg Thalmann & Co. Inc. . . . . . . . . . . . . . . . . . .

The Seidler Companies Incorporated  . . . . . . . . . . . . . . .





TOTAL
                                                                  ===========